UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DECEMBER 20, 2024
Date of Report (date of earliest event reported)
Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2024 (the “Closing Date”), Beyond, Inc. (the “Company”), through its wholly owned subsidiary Peace Coliseum, LLC, and Salt Lake County, a body corporate and politic of the State of Utah (the “Buyer”), consummated the final agreement (the “Agreement”) for the Company to sell its corporate headquarters located at 799 West Coliseum Way, Midvale, Utah. The transaction includes an 18.6 acre parcel of land with improvements including the corporate headquarters building (“Headquarters”), as previously reported on Form 8-K filed September 17, 2024.

The sales price for the Headquarters, following inspection of the Buyer and renegotiation, is $52.0 million. The Headquarters had been subject to a loan obtained by the Company from Loancore Capital Markets LLC with an approximate balance amount owed at closing of $34.5 million, which balance was repaid through a defeasance process on the Closing Date, including through the purchase of certain securities which were substituted as collateral for such loan.

As part of the Agreement, the Company and the Buyer negotiated a lease agreement that allows the Company to continue to occupy and use the Headquarters’ data center, comprising approximately 5,000 square feet within the main building at the Headquarters, and permit the data center to continue to be served by the existing building generators (“Data Center Lease”). Among other terms, the Data Center Lease has an initial term of five years, subject to the Company’s right to terminate upon providing 30 days’ notice to Buyer.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding expectations with respect to performance related to the Agreement and Data Center Lease and the timing thereof. Actual results could differ materially for a variety of known and unknown risks, uncertainties, and other important factors, including those found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which was filed with the SEC on October 25, 2024, and in the Company’s subsequent filings with the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Chief Legal Officer
Date:	December 20, 2024

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